EXHIBIT 23.2

CONSENT OF EIDE BAILLY, LLP

[Eide Bailly LLP Letterhead

200 East 10th Street, Suite 500

Post Office Box 5126

Sioux Falls, SD 57117-5126]

Consent of Independent Auditor

We consent to the inclusion of our audit report of the financial statements of South Dakota Soybean Processors, LLC as of December 31, 2002 and for the periods ended December 31, 2002 and 2001 as part of the Post-Effective Amendment No. 2 to the Registration Statement of South Dakota Soybean Processors, LLC on Form S-1, and to the reference to our firm therein.

/s/ EIDE BAILLY LLP

Sioux Falls, South Dakota

November 10, 2005